UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 24, 2014

TRIPADVISOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35362	80-0743202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Needham Street Newton, MA	02464
(Address of principal executive offices)	(Zip code)

(617) 670-6300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On July 24, 2014, the Company issued a press release announcing it entered into a definitive agreement (the “Agreement”) to acquire Viator, Inc., which is headquartered in San Francisco, CA. Viator is a leading resource for researching and booking destination activities around the world. The purchase price for the transaction is approximately $200 million, subject to adjustment, and will be payable substantially in the form of cash. Subject to the completion of customary conditions, the acquisition is expected to close during the third quarter of 2014. The Company intends to use available U.S.-based cash for this transaction.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01 (Regulation FD Disclosure) of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of TripAdvisor, Inc. dated July 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

By:	/S/ JULIE M. B. BRADLEY
Julie M. B. Bradley
Chief Financial Officer

Dated: July 25, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of TripAdvisor, Inc. dated July 24, 2014.